Exhibit (a)(1)(v)

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND

ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

LINE CORPORATION

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED AUGUST 3, 2020

BY

NAVER J. HUB CORPORATION,

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

NAVER CORPORATION,

AND

SOFTBANK CORP.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 2:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2020, UNLESS THE U.S. OFFER IS EXTENDED.

August 3, 2020

To Our Clients:

Enclosed for your consideration are an offer to purchase, dated August 3, 2020 (as it may be amended or supplemented from time to time, the “U.S. Offer to Purchase”), and the related acceptance letter (as it may be amended or supplemented from time to time, the “Common Share Acceptance Letter”) corresponding to the joint offer by NAVER J. Hub Corporation, a Japanese corporation (kabushiki kaisha) (“NAVER Purchaser”) and a direct wholly owned subsidiary of NAVER Corporation, a Korean corporation (jusik hoesa) (“NAVER”) listed on the Korea Exchange, and SoftBank Corp., a Japanese corporation (kabushiki kaisha) (“SoftBank,” and together with NAVER Purchaser, the “Purchasers”) listed on the First Section of the Tokyo Stock Exchange (the “TSE”), to purchase (the “U.S. Offer”):

(i)

up to 100% of the outstanding shares of common stock, no par value (collectively, the “Common Shares” and each, a “Common Share”) of LINE Corporation, a Japanese corporation (kabushiki kaisha) (“LINE”) listed on the New York Stock Exchange and the First Section of the TSE and a consolidated subsidiary of NAVER, that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended) (such holders collectively, “U.S. Holders” and each, a “U.S. Holder”) and

(ii)

up to 100% of the outstanding American Depositary Shares representing Common Shares (collectively, the “ADSs” and each, an “ADS”), each ADS representing one Common Share, from all holders, wherever located, at a purchase price of JPY 5,380 per Common Share and per ADS, in each case, in cash, without interest, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the accompanying Common Share Acceptance Letter or ADS Letter of Transmittal, as applicable. All payments to tendering U.S. Holders of Common Shares pursuant to the U.S. Offer to Purchase will be in Japanese yen, less the amount of any fees, expenses and withholding taxes that may be applicable. All payments to tendering holders of ADSs pursuant to the U.S. Offer to Purchase will be in U.S. dollars, with the dollar amount thereof calculated by converting JPY 5,380 to U.S. dollars based on the spot U.S. dollar/Japanese yen exchange rate reported by Bloomberg L.P. at 10:00 a.m., Japan Standard Time, on the first Japan business day following the Expiration Date (defined below) and rounded to the nearest whole cent, less the amount of any fees (including any currency conversion fees), expenses and withholding taxes that may be applicable, including a fee of up to U.S. $5.00 for each 100 tendered ADSs (or portion thereof) cancelled.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

We (or our nominees) are the holder of record of Common Shares held by us for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the related Common Share Acceptance Letter.

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 2:30 A.M., NEW YORK CITY TIME, ON SEPTEMBER 15, 2020, UNLESS THE U.S. OFFER IS EXTENDED.

Your attention is directed to the following:

1.	The U.S. Offer commenced on August 3, 2020 and will expire at 2:30 a.m., New York City time, on September 15, 2020 (such date as it may be extended, the “Expiration Date”), unless extended.

2.

Simultaneously with the U.S. Offer, the Purchasers are making an offer in Japan in accordance with the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended from time to time) to purchase up to 100% of the outstanding Common Shares, options for the purchase of Common Shares (the “Options”) and zero-coupon convertible bonds due 2023 and 2025 issued by LINE (the “Convertible Bonds” and, together with the Common Shares, ADSs and Options, the “LINE Target Securities”), from all holders of Common Shares, Options or Convertible Bonds who are not U.S. Holders, subject to certain restrictions (the “Japan Offer,” and together with the U.S. Offer, the “Offers”). The offer for Common Shares in the Japan Offer is for the same price and on substantially the same terms as offered to purchase Common Shares and ADSs in the U.S. Offer. The Japan Offer is not open to U.S. Holders.

3.

The U.S. Offer is open to all holders of Common Shares who are U.S. Holders, and to all holders of ADSs, wherever located. Holders of Common Shares who are not U.S. Holders and holders of Options or Convertible Bonds, wherever located, may not participate in the U.S. Offer, but holders of Common Shares, Options or Convertible Bonds who are not U.S. Holders may tender their respective Common Shares, Options or Convertible Bonds into the Japan Offer. U.S. Holders of Options or Convertible Bonds that wish to participate in the U.S. Offer must first exercise or convert, respectively, such Options or Convertible Bonds (to the extent exercisable or convertible, as the case may be) in accordance with their terms in sufficient time to tender the Common Shares received thereby into the U.S. Offer. The Offers do not extend to LINE Target Securities that the Purchasers or NAVER hold or may, in the future, hold, or to Common Shares or ADSs held in treasury by LINE.

4.	The U.S. Offer is subject to the satisfaction or waiver of certain conditions described in the section entitled “The U.S. Offer—Section 13. Conditions to the U.S. Offer” in the U.S. Offer to Purchase.

5.	The Purchasers will not pay any fees or commissions to any broker or dealer or person (other than certain parties described in the U.S. Offer to Purchase, see the section entitled “The U.S. Offer—

Section 15. Fees and Expenses”) for soliciting tenders of Common Shares and ADSs pursuant to the U.S. Offer. Banks, brokers, dealers and other nominees may, upon request, be reimbursed by the Purchasers for customary mailing and handling expenses incurred by them in forwarding materials relating to the Offers to their customers.

6.

Under the U.S. federal income tax law, unless an exemption applies, a Common Share holder who is a U.S. person, and whose tendered Common Shares are accepted for payment, is required to provide such Common Share holder’s correct TIN on Form W-9. If such Common Share holder is an individual, the TIN is such Common Share holder’s Social Security Number. If the Common Share holder does not provide the correct TIN, the Common Share holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Common Share holder may be subject to backup withholding based on the applicable tax rate of the reportable amount. Such a Form W-9 may be obtained from www.irs.gov, by calling 877-262-8260, or from the Information Agent (as defined below). Certain Common Share holders (for example, corporations) are not subject to these backup withholding and reporting requirements.

7.

If required by U.S. federal income tax laws, an appropriate withholding agent generally will be required to backup withhold at the applicable withholding rate from any payments made to certain U.S. holders of Common Shares pursuant to the U.S. Offer (see the section entitled “The U.S. Offer—Section 5. Income Tax Considerations—Certain U.S. Federal Income Tax Consequences of the U.S. Offer—Information Reporting and Backup Withholding” of the U.S. Offer to Purchase). Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service when completing a tax return for that applicable year, based on the withholding amount reported on the Form 1099.

8.	Under no circumstances will the Purchasers pay interest on the consideration paid for Common Shares pursuant to the U.S. Offer, regardless of any delay in making such payment.

A tender of the Common Shares held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of the Common Shares, pursuant to your instructions. If you wish to have us tender any or all of the Common Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. Upon receipt of the instruction form, executed and completed to our satisfaction, we shall (i) instruct our affiliated Japanese standing proxy (jyounin dairi-nin) to deliver the Common Shares you wish to tender through the Japan Securities Depository Center, Inc. (“JASDEC”) to an account with Nomura Securities Co., Ltd. (the “Common Share Receiving and Paying Agent”) specified in the Common Share Acceptance Letter, an English translation of which is enclosed hereto, and (ii) (a) deliver to our affiliated Japanese standing proxy any additional documents required by such affiliated Japanese standing proxy and (b) instruct our Japanese standing proxy to deliver the Common Share Acceptance Letter (which will be provided in Japanese to the Japanese standing proxy by the Common Share Receiving and Paying Agent) to the Common Share Receiving and Paying Agent, in each case of (i) and (ii), to be received prior to 2:30 a.m., New York City time, on the Expiration Date.

If you authorize the tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the acceptance period under the U.S. Offer. You should contact us to determine the cut-off time and date that is applicable to you. An envelope in which to return your instructions to us is enclosed for your convenience. Please contact us if you have questions about the deadline for our receipt of the instructions.

THE MATERIALS RELATING TO THE U.S. OFFER ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE COMMON SHARES HELD BY US (OR OUR NOMINEE(S)) FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME.

THE ENCLOSED ENGLISH TRANSLATION OF THE COMMON SHARE ACCEPTANCE LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES HELD BY US FOR YOUR ACCOUNT. IF YOU WISH TO TENDER SUCH COMMON SHARES IN THE U.S. OFFER, YOU MUST COMPLETE, SIGN AND RETURN TO US THE INSTRUCTION FORM ATTACHED TO THIS LETTER.

DO NOT SEND THE COMMON SHARE ACCEPTANCE LETTER OR ANY RELATED DOCUMENTS TO US, THE PURCHASERS, NAVER, LINE, THE INFORMATION AGENT (AS DEFINED BELOW), OR THE COMMON SHARE RECEIVING AND PAYING AGENT. DELIVERY BY YOU OF THE COMMON SHARE ACCEPTANCE LETTER OR ANY RELATED DOCUMENTS TO US, THE PURCHASERS, NAVER, LINE, THE INFORMATION AGENT, OR THE COMMON SHARE RECEIVING AND PAYING AGENT (OTHER THAN THE DELIVERY BY YOU OF A COMPLETED AND EXECUTED INSTRUCTION FORM TO US) DOES NOT CONSTITUTE A VALID TENDER.

The U.S. Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares who are not U.S. Holders.

Payment for Common Shares accepted for payment pursuant to the U.S. Offer will be made only after timely receipt of the required documents by the Common Share Receiving and Paying Agent and timely receipt of the tendered Common Shares through JASDEC by the account of the Common Share Receiving and Paying Agent, in accordance with the procedures set forth in the section entitled “The U.S. Offer—Section 3. Procedure for Tendering into the U.S. Offer” of the U.S. Offer to Purchase.

Payment for Common Shares tendered and accepted for payment pursuant to the U.S. Offer will be made by deposit of the aggregate purchase price for all Common Shares validly tendered into and not withdrawn from the U.S. Offer with the Common Share Receiving and Paying Agent, who will act as your agent for the purposes of (i) receiving payments from the Purchasers for your tendered Common Shares and (ii) transmitting (directly or through your broker or other securities intermediary) such payments to you. The Common Share Receiving and Paying Agent will credit JASDEC, for allocation by JASDEC to your broker or other securities intermediary, with an amount equal to the aggregate purchase price of your tendered Common Shares that the Purchasers have accepted for payment, less the amount of any fees, expenses and withholding taxes that may be applicable.

You may request additional information or copies of the U.S. Offer to Purchase and the English translation of the Common Share Acceptance Letter from Equiniti (US) Services LLC, the information agent for the U.S. Offer (the “Information Agent”), at its address and telephone numbers set forth below.

The Information Agent for the U.S. Offer is:

90 Park Avenue

New York, New York 10016

U.S. Holders of Common Shares and holders of ADSs may call toll-free: (833) 503-4127

Banks and brokers may call: (516) 220-8356

The Common Share Receiving and Paying Agent for the U.S. Offer is:

Nomura Securities Co., Ltd.

INSTRUCTION FORM WITH RESPECT TO

U.S. OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING COMMON SHARES HELD BY U.S. HOLDERS AND

ALL OUTSTANDING AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

LINE CORPORATION

PURSUANT TO THE U.S. OFFER TO PURCHASE DATED AUGUST 3, 2020

BY

NAVER J. HUB CORPORATION,

A DIRECT WHOLLY OWNED SUBSIDIARY

OF

NAVER CORPORATION,

AND

SOFTBANK CORP.

The undersigned hereby instruct(s) you to tender the number of Common Shares indicated below (and if no number is indicated, all Common Shares) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the U.S. Offer to Purchase and in the Common Share Acceptance Letter.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein related to the U.S. Offer. The undersigned hereby makes all the representations, warranties and undertakings of tendering holders that are set forth in the U.S. Offer to Purchase and confirms that it is a U.S. Holder (as defined in the U.S. Offer to Purchase). The undersigned understand(s) and acknowledge(s) that all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Common Shares, including questions as to the proper completion or execution of any Common Share Acceptance Letter, will be determined by the Purchasers, in their sole discretion, and that the Purchasers reserve the absolute right to waive any defect or irregularity in any tender of Common Shares by any holder, whether or not similar defects or irregularities are waived in the case of other holders of Common Shares.

Number of Common Shares to be Tendered:	SIGN HERE

Common Shares*

Signature(s)
Account Number:

Name(s)
Dated , 2020

Address(es)

* Unless otherwise indicated, it will be assumed that all Common Shares held for the undersigned’s account are to be tendered.	Area Code and Telephone Number
Taxpayer Identification or Social Security Number